                                                                    EXHIBIT 99.1

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
BURBANK DIALYSIS GROUP, INC.
Report of Independent Accountants of Price Waterhouse LLP................   F-2
Balance Sheet............................................................   F-3
Statement of Operations and Retained Earnings (Deficit)..................   F-4
Statement of Cash Flows..................................................   F-5
Notes to Financial Statements............................................   F-6
PASADENA DIALYSIS CENTER, INC.
Report of Independent Accountants of Price Waterhouse LLP................  F-10
Balance Sheet............................................................  F-11
Statement of Operations and Retained Earnings............................  F-12
Statement of Cash Flows..................................................  F-13
Notes to Financial Statements............................................  F-14
PIEDMONT DIALYSIS, INC.; PERALTA RENAL CENTER
Report of Independent Accountants of Price Waterhouse LLP................  F-17
Combined Balance Sheet...................................................  F-18
Combined Statement of Income and Retained Earnings.......................  F-19
Combined Statement of Cash Flows.........................................  F-20
Notes to Combined Financial Statements...................................  F-21
HOUSTON KIDNEY CENTER; NORTHWEST KIDNEY CENTER, LLP; NORTH HOUSTON KIDNEY
 CENTER, LLP; HOUSTON KIDNEY CENTER--SOUTHEAST, LLP
Report of Independent Accountants of Price Waterhouse LLP................  F-25
Combined Balance Sheet...................................................  F-26
Combined Statement of Income and Partners' Equity........................  F-27
Combined Statement of Cash Flows.........................................  F-28
Notes to Combined Financial Statements...................................  F-29
BERTHA SIRK DIALYSIS CENTER, INC.; GREENSPRING DIALYSIS CENTER, INC.
Report of Independent Accountants of Price Waterhouse LLP................  F-33
Combined Balance Sheet...................................................  F-34
Combined Statement of Income and Retained Earnings.......................  F-35
Combined Statement of Cash Flows.........................................  F-36
Notes to Combined Financial Statements...................................  F-37
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Combined Balance Sheet...............................  F-41
Notes to Unaudited Pro Forma Combined Balance Sheet......................  F-42
Unaudited Pro Forma Combined Statements of Income........................  F-43
Notes to Unaudited Pro Forma Combined Statements of Income...............  F-46

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Total Renal Care Holdings, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings (deficit) and of cash flows present fairly, in all material respects, the financial position of Burbank Dialysis Group, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Seattle, Washington
July 3, 1996

                          BURBANK DIALYSIS GROUP, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1995

                               ASSETS
                               ------
Current assets
  Cash.............................................................. $  29,000
  Accounts receivable, net of allowance for doubtful accounts of
   $239,000.........................................................   410,000
  Inventories.......................................................    32,000
  Amount due from related party.....................................    82,000
                                                                     ---------
    Total current assets............................................   553,000
Property and equipment, net.........................................    46,000
Other assets........................................................     2,000
                                                                     ---------
                                                                     $ 601,000
                                                                     =========
               LIABILITIES AND SHAREHOLDERS' DEFICIT
               -------------------------------------
Current liabilities
  Current portion of long-term obligations.......................... $  63,000
  Accounts payable and other liabilities............................   245,000
  Employee compensation and benefits................................    50,000
  Amount due to former shareholder..................................   185,000
  Amount due to related party.......................................    28,000
                                                                     ---------
    Total current liabilities.......................................   571,000
                                                                     ---------
Long-term obligations...............................................   212,000
                                                                     ---------
Commitments (Notes 4 and 5).........................................       --
                                                                     ---------
Shareholders' deficit
  Common stock, no par value, 1,000 shares authorized, 200 shares
   issued and outstanding...........................................    90,000
  Accumulated deficit...............................................  (272,000)
                                                                     ---------
    Total shareholders' deficit.....................................  (182,000)
                                                                     ---------
                                                                     $ 601,000
                                                                     =========


                See accompanying notes to financial statements.

                          BURBANK DIALYSIS GROUP, INC.

            STATEMENT OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                          YEAR ENDED DECEMBER 31, 1995

Net operating revenue.............................................. $3,044,000
                                                                    ----------
Operating expenses
  Facilities.......................................................  2,643,000
  General and administrative.......................................    627,000
  Provision for doubtful accounts..................................     93,000
  Depreciation and amortization....................................     30,000
                                                                    ----------
    Total operating expenses.......................................  3,393,000
                                                                    ----------
Loss from operations...............................................   (349,000)
Interest expense...................................................     26,000
                                                                    ----------
Net loss...........................................................   (375,000)
Retained earnings at beginning of year.............................    103,000
                                                                    ----------
Accumulated deficit at end of year................................. $ (272,000)
                                                                    ==========





                See accompanying notes to financial statements.

                          BURBANK DIALYSIS GROUP, INC.

                            STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities
  Net loss.......................................................... $(375,000)
  Adjustments to reconcile net loss to net cash provided by
   operating activities:
    Depreciation and amortization...................................    30,000
    Provision for doubtful accounts.................................    93,000
    Changes in operating assets and liabilities:
      Accounts receivable...........................................    75,000
      Other assets..................................................     5,000
      Accounts payable and other liabilities........................   157,000
      Employee compensation and benefits............................    (1,000)
      Amount due to related party...................................    67,000
                                                                     ---------
        Net cash provided by operating activities...................    51,000
                                                                     ---------
Cash flows from investing activities
  Purchases of property and equipment...............................    (5,000)
                                                                     ---------
        Net cash used in investing activities.......................    (5,000)
                                                                     ---------
Cash flows from financing activities
  Payments of long-term obligations.................................   (51,000)
  Payments to former shareholder....................................  (171,000)
                                                                     ---------
        Net cash used in financing activities.......................  (222,000)
                                                                     ---------
Net decrease in cash................................................  (176,000)
Cash at the beginning of year.......................................   205,000
                                                                     ---------
Cash at the end of year............................................. $  29,000
                                                                     =========
Supplemental disclosure of cash flow information
Cash paid for interest.............................................. $  26,000
                                                                     =========


                See accompanying notes to financial statements.

                         BURBANK DIALYSIS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  Burbank Dialysis Group, Inc. (d/b/a Valley Dialysis Associates, the "Company") was incorporated in 1985 to provide kidney dialysis and related medical services through one clinic located in Van Nuys, California. As of December 31, 1995, the Company had seven shareholders.

  As discussed in Note 6, effective January 1, 1996, Total Renal Care, Inc. ("TRC"), which operates kidney dialysis facilities throughout the country, acquired certain of the assets and liabilities of the Company which were placed into a newly formed partnership as well as the rights to serve all of its patients. TRC is wholly owned by Total Renal Care Holdings, Inc.

 Operating revenues and accounts receivable allowances

  Revenues are recognized when services and related products are provided to patients in need of ongoing life sustaining kidney dialysis treatment. Operating revenues consist primarily of dialysis and ancillary fees from patient treatments. These amounts are reported at the amounts expected to be realized from governmental and private third-party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in the provision for doubtful accounts as a component of operating expenses in the statement of operations.

  Medicare and Medicaid programs funded by the U.S. Government generally reimburse the Company under prospective payment systems at amounts different from the Company's established private rates. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by federal and state agencies. The Company bills nongovernment third-party payors at established private rates. The Company has contracted discounts with some of these payors.

  During the year ended December 31, 1995, the Company received approximately 64% of its dialysis revenues from Medicare and Medicaid reimbursement programs. Medicare customarily pays 80% of U.S. Government established rates for services provided by the Company. The remaining 20% is paid by State of California Medicaid programs, private insurance companies, or directly by the patients receiving the services. The State of California Medicaid program provides coverage as primary payor for dialysis services in certain instances. The Company has contracts for the provision of dialysis services to members of certain managed care organizations.

  Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Company. Furthermore, management adjusts its reserves associated with these receivables as necessary.

 Inventories

  Inventories are stated at the lower of cost (first-in first-out) or market and consist principally of drugs and dialysis related supplies.

                         BURBANK DIALYSIS GROUP, INC.

 Property and equipment

  Property and equipment are carried at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is recognized on the straight-line method over the estimated useful lives of the assets which range from seven to ten years. Leasehold improvements are carried at cost. Depreciation is recognized on the straight-line method over the lesser of the estimated useful lives of the assets or the lease term.

 Fair value of financial instruments

  Financial instruments of the Company primarily consist of cash, receivables and payables. The carrying value of these financial instruments approximated fair value at December 31, 1995.

 Income taxes

  The Company has elected to be taxed as an S Corporation for federal income tax purposes. As an S Corporation, ordinary corporate income is not taxed at the corporate level but is passed through and taxed at the shareholder level. Accordingly, no provision for income taxes is included in the statement of operations.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

  Property and equipment comprise the following:

   Medical equipment................................................. $ 323,000
   Furniture, fixtures and office equipment..........................   100,000
   Leasehold improvements............................................   175,000
                                                                      ---------
                                                                        598,000
   Less: accumulated depreciation and amortization...................  (552,000)
                                                                      ---------
     Net property and equipment...................................... $  46,000
                                                                      =========

3. DEBT

  At December 31, 1995, the Company had an 8.5% note payable to Saint Joseph Hospital (the "Saint Joseph Loan"). Principal and interest payments totalling approximately $7,000 are due monthly and extend into 1999. The note is secured by the Company's accounts receivable and fixed assets. Annual principal payments due under the note are as follows:

   Years ending December 31,
     1996............................................................. $ 63,000
     1997.............................................................   69,000
     1998.............................................................   75,000
     1999.............................................................   68,000
                                                                       --------
                                                                       $275,000
                                                                       ========

                         BURBANK DIALYSIS GROUP, INC.

  In connection with the transaction described in Note 6, the Saint Joseph Loan was paid in full subsequent to December 31, 1995 and an equal amount was borrowed from TRC.

4. RELATED PARTY TRANSACTIONS

  The Company conducts certain business transactions with Burbank Acute Dialysis Services ("BADS") and Valley Internal Medicine ("VIM"), both related parties through the commonality of certain owners. In addition, the Company operated under an interim management agreement with TRC during the month of December 1995 (see Note 6). All payments to shareholders during 1995 have been classified as compensation expense in the statement of operations.

  Transactions with BADS include cooperative purchases of medical and other supplies, consulting services and occasional noninterest bearing cash advances between the two companies for general operating purposes. At the beginning of 1995, BADS owed the Company approximately $38,500 on which no interest was accrued. During 1995, BADS advanced $206,000 to the Company and used approximately $30,000 of dialysis supplies belonging to the Company. The dollar amount related to such supplies represented the Company's original cost and was charged to BADS without any mark-up or discount. In addition, $110,000 of compensation expense paid to the owners of the Company was charged to BADS for consulting services provided. The dollar amount of this charge represented management's best estimate of the fair value of the services provided.

  During 1993 and 1994, the Company advanced $82,000 to VIM which has been classified as a current asset. The loan is unsecured, does not bear interest and is due on demand. No interest has been imputed on these advances due to the immateriality of the amounts involved.

  In 1994, the Company purchased a former shareholder's interest in the Company and distributed the shares to the other owners. The Company paid the former shareholder with a noninterest bearing note of $511,000. The note, which matures in January 1997, is payble in 36 equal installments of approximately $14,200. This note, repaid in full at the time of the transaction described in Note 6, was classified as a current liability as of December 31, 1995.

5. COMMITMENTS

  The Company leases its dialysis facility under a noncancelable operating lease expiring in 2000. During the year ended December 31, 1995, $256,000 was expensed and paid relating to this rental agreement. Future minimum lease payments as of December 31, 1995 are as follows:

   Years ending December 31,
     1996........................................................... $  262,000
     1997...........................................................    262,000
     1998...........................................................    262,000
     1999...........................................................    262,000
     2000...........................................................    218,000
                                                                     ----------
                                                                     $1,266,000
                                                                     ==========

6. SUBSEQUENT EVENTS

  Effective January 1, 1996, TRC acquired a 50.1% interest in certain assets and liabilities of the Company. Under the terms of the purchase agreement, TRC contributed its 50.1% share into a general partnership, the other partners of which are the seven shareholders of the Company who contributed the remaining assets and liabilities.

                         BURBANK DIALYSIS GROUP, INC.

Additionally, TRC paid the Saint Joseph Loan in full and loaned an equal amount to the partnership under identical interest and payment terms. The partnership has entered into a management services agreement with TRC as well as covenants-not-to-compete with the Company's shareholders. No accounts in the accompanying financial statements have been adjusted for the effects of this transaction.

  During December 1995, the Company was subject to a one month interim operating services agreement with TRC for which it owed approximately $66,000 as of December 31, 1995. This amount, included in the December 31, 1995 financial statements as a liability and expense, was subsequently paid to TRC in January 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Total Renal Care Holdings, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Pasadena Dialysis Center, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Seattle, Washington
July 3, 1996

                         PASADENA DIALYSIS CENTER, INC.

                                 BALANCE SHEET

                                                       DECEMBER 31,  MARCH 31,
                                                           1995        1996
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets
  Cash................................................  $  434,000  $  122,000
  Accounts receivable, less allowance for doubtful
   accounts of $277,000 and $285,000 (unaudited),
   respectively.......................................   1,061,000   1,149,000
  Inventories.........................................      40,000      40,000
  Prepaid expenses and other current assets...........       8,000      13,000
                                                        ----------  ----------
    Total current assets..............................   1,543,000   1,324,000
Property and equipment, net...........................     114,000      94,000
                                                        ----------  ----------
                                                        $1,657,000  $1,418,000
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
  Accounts payable and accrued expenses...............  $   49,000  $   65,000
  Employee compensation and benefits..................     449,000     348,000
  Dividends payable...................................      42,000         --
                                                        ----------  ----------
    Total current liabilities.........................     540,000     413,000
                                                        ----------  ----------
Commitments (Note 3)..................................         --          --
                                                        ----------  ----------
Shareholder's equity
  Common stock, no par value, 15,000 shares
   authorized, issued and outstanding.................     150,000     150,000
  Less amount due from shareholder....................     (53,000)    (53,000)
  Retained earnings...................................   1,020,000     908,000
                                                        ----------  ----------
    Shareholder's equity..............................   1,117,000   1,005,000
                                                        ----------  ----------
                                                        $1,657,000  $1,418,000
                                                        ==========  ==========


                See accompanying notes to financial statements.

                         PASADENA DIALYSIS CENTER, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                                                          THREE MONTHS ENDED
                                             YEAR ENDED        MARCH 31,
                                            DECEMBER 31, ----------------------
                                                1995        1995        1996
                                            ------------ ----------  ----------
                                                              (UNAUDITED)
Net operating revenue......................  $4,746,000  $  856,000  $1,200,000
                                             ----------  ----------  ----------
Operating expenses
  Facilities...............................   2,645,000     631,000     769,000
  General and administrative...............   2,050,000     516,000     514,000
  Provision for doubtful accounts..........     122,000      82,000       8,000
  Depreciation and amortization............      85,000      18,000      21,000
                                             ----------  ----------  ----------
    Total operating expenses...............   4,902,000   1,247,000   1,312,000
                                             ----------  ----------  ----------
Net loss...................................    (156,000)   (391,000)   (112,000)
Retained earnings at beginning of period...   1,218,000   1,218,000   1,020,000
Dividends..................................     (42,000)        --          --
                                             ----------  ----------  ----------
Retained earnings at end of period.........  $1,020,000  $  827,000  $  908,000
                                             ==========  ==========  ==========


                See accompanying notes to financial statements.

                         PASADENA DIALYSIS CENTER, INC.

                            STATEMENT OF CASH FLOWS

                                                          THREE MONTHS ENDED
                                              YEAR ENDED       MARCH 31,
                                             DECEMBER 31, --------------------
                                                 1995       1995       1996
                                             ------------ ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities
  Net loss..................................  $(156,000)  $(391,000) $(112,000)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating
   activities:..............................
    Depreciation and amortization...........     85,000      18,000     21,000
    Provision for doubtful accounts.........    122,000      82,000      8,000
    Changes in operating assets and
     liabilities:
      Accounts receivable...................     92,000     295,000    (96,000)
      Inventories, prepaid expenses and
       other assets.........................     16,000      13,000     (5,000)
      Accounts payable and accrued expenses.    (20,000)     28,000     16,000
      Employee compensation and benefits....    421,000      73,000   (101,000)
                                              ---------   ---------  ---------
        Net cash provided by (used in)
         operating activities...............    560,000     118,000   (269,000)
                                              ---------   ---------  ---------
Cash flows from investing activities
  Purchases of property and equipment.......    (26,000)     (2,000)    (1,000)
                                              ---------   ---------  ---------
        Net cash used in investing
         activities.........................    (26,000)     (2,000)    (1,000)
                                              ---------   ---------  ---------
Cash flows from financing activities
  Net advances to shareholder...............   (110,000)    (78,000)       --
  Dividends.................................    (84,000)    (84,000)   (42,000)
                                              ---------   ---------  ---------
        Net cash used in financing
         activities.........................   (194,000)   (162,000)   (42,000)
                                              ---------   ---------  ---------
Net increase (decrease) in cash.............    340,000     (46,000)  (312,000)
Cash at beginning of period.................     94,000      94,000    434,000
                                              ---------   ---------  ---------
Cash at end of period.......................  $ 434,000   $  48,000  $ 122,000
                                              =========   =========  =========


                See accompanying notes to financial statements.

                        PASADENA DIALYSIS CENTER, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  Pasadena Dialysis Center, Inc. (the "Company"), known as Eaton Canyon Dialysis Center, was incorporated in 1985 to provide kidney dialysis and related medical services through one clinic. The Company is owned by a single shareholder.

  As described in Note 5, effective June 1, 1996, Total Renal Care, Inc. ("TRC"), which operates kidney dialysis facilities throughout the country, acquired certain of the assets and liabilities of the Company which were placed into a newly formed partnership as well as the rights to serve all of its patients. TRC is wholly owned by Total Renal Care Holdings, Inc.

 Operating revenues and accounts receivable allowances

  Revenues are recognized when services and related products are provided to patients in need of ongoing life sustaining kidney dialysis treatment. Operating revenues consist primarily of dialysis and ancillary fees from patient treatments. These amounts are reported at the amounts expected to be realized from governmental and private third-party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in the provision for doubtful accounts as a component of operating expenses in the statement of operations.

  Medicare and Medicaid programs funded by the U.S. Government generally reimburse the Company under prospective payment systems at amounts different from the Company's established private rates. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by federal and state agencies. The Company bills nongovernment third-party payors at established private rates. The Company has contracted discounts with some of these payors.

  During the year ended December 31, 1995, the Company received approximately 58% of its dialysis revenues from Medicare and Medicaid reimbursement programs. Medicare customarily pays 80% of U.S. Government established rates for services provided by the Company. The remaining 20% is paid by State of California Medicaid programs, private insurance companies, or directly by the patients receiving the services. The State of California Medicaid program provides coverage as primary payor for dialysis services in certain instances. The Company has contracts for the provision of dialysis services to members of certain managed care organizations.

  Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Company. Furthermore, management adjusts its reserves associated with these receivables as necessary.

 Inventories

  Inventories are stated at the lower of cost (first-in first-out) or market and consist principally of drugs and dialysis related supplies.

                        PASADENA DIALYSIS CENTER, INC.

 Property and equipment

  Property and equipment are carried at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is recognized on the straight-line method over the estimated useful lives of the assets which range from five to ten years. Leasehold improvements are carried at cost. Depreciation is recognized on the straight-line method over the lesser of the estimated useful lives of the assets or the lease term.

 Fair value of financial instruments

  Financial instruments of the Company primarily consist of cash, receivables and payables. The carrying value of these financial instruments approximated fair value at December 31, 1995.

 Income taxes

  The Company has elected to be taxed as an S Corporation for federal income tax purposes. As an S Corporation, ordinary corporate income is not taxed at the corporate level but is passed through and taxed at the shareholder level. Accordingly, no provision for income taxes is included in the statement of operations.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Unaudited interim financial statements

  The information presented as of March 31, 1996 and the quarters ended March 31, 1995 and 1996 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments consisting solely of normal recurring adjustments necessary to present fairly the Company's financial position as of March 31, 1996 and the results of operations and cash flows for the quarters ended March 31, 1995 and 1996. The interim results of operations are not necessarily indicative of results which may occur for the full fiscal year.

2. PROPERTY AND EQUIPMENT

  Property and equipment comprise the following:

   Medical equipment................................................. $ 349,000
   Furniture, fixtures and office equipment..........................    48,000
   Leasehold improvements............................................   472,000
                                                                      ---------
                                                                        869,000
   Less: accumulated depreciation and amortization...................  (755,000)
                                                                      ---------
     Net property and equipment...................................... $ 114,000
                                                                      =========

                            PASADENA DIALYSIS, INC.

3. COMMITMENTS

  The Company leases its dialysis facility from its shareholder under a noncancelable operating lease expiring in 2006. During the year ended December 31, 1995, $129,000 was expensed and paid relating to this rental agreement. Future minimum lease payments as of December 31, 1995 are as follows:

   Years ending December 31,
     1996........................................................... $  125,000
     1997...........................................................    135,000
     1998...........................................................    135,000
     1999...........................................................    135,000
     2000...........................................................    135,000
     Thereafter.....................................................    765,000
                                                                     ----------
                                                                     $1,430,000
                                                                     ==========

4. RELATED PARTY TRANSACTIONS

  In addition to dividends and rental payments, the Company paid its shareholder and his family approximately $2,220,000 as compensation for administrative services, directorship fees and management services during 1995 and such amounts have been recorded as expenses. The Company periodically receives cash advances from or advances cash to its shareholder based upon the respective party's liquidity needs. Such advances are usually settled within one year. At December 31, 1995, the Company had an advance due from shareholder in the amount of $53,000 included in shareholder's equity.

5. SUBSEQUENT EVENTS

  Effective June 1, 1996, TRC acquired an 87.5% interest in certain assets and liabilities of the Company. Under the terms of the purchase agreement, TRC contributed its 87.5% share into a general partnership, the other partner of which is the Company's sole shareholder who contributed the remaining assets and liabilities. No accounts in the accompanying financial statements have been adjusted for the effects of this transaction. In conjunction with the acquisition, TRC retained the services of the Company's sole shareholder as medical director, the duties of which include the supervision of the overall clinical care provided by the Company. Effective June 1, 1996, the partnership entered into a Management Services Agreement with TRC. The Management Services Agreement provides TRC with control over the management functions of the partnership.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Total Renal Care Holdings, Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Piedmont Dialysis, Inc. and Peralta Renal Center, a California Professional Medical Corporation, (collectively "the Companies") at December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Seattle, Washington
September 24, 1996

                            PIEDMONT DIALYSIS, INC.
                              PERALTA RENAL CENTER
                (A CALIFORNIA PROFESSIONAL MEDICAL CORPORATION)

                             COMBINED BALANCE SHEET

                        ASSETS                         DECEMBER 31,  JUNE 30,
                                                           1995        1996
                                                       ------------ -----------
                                                                    (UNAUDITED)
Current assets:
  Cash and equivalents................................  $  167,061  $  628,046
  Accounts receivable, net of allowance for doubtful
   accounts of $35,000 and $35,000 (unaudited),
   respectively.......................................   1,088,713   1,006,301
  Inventories.........................................     184,601     232,773
  Other assets........................................       4,929       8,845
                                                        ----------  ----------
    Total current assets..............................   1,445,304   1,875,965
Property and equipment, net...........................     379,734     336,306
                                                        ----------  ----------
                                                        $1,825,038  $2,212,271
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................  $   93,452  $  111,096
  Accrued employee compensation.......................     240,433     250,600
  Other liabilities...................................      24,600      24,600
  Notes payable to stockholder........................     168,865     145,000
                                                        ----------  ----------
    Total current liabilities.........................     527,350     531,296
                                                        ----------  ----------
Stockholders' equity:
  Common stock........................................     410,000     410,000
  Retained earnings...................................     887,688   1,270,975
                                                        ----------  ----------
    Total stockholders' equity........................   1,297,688   1,680,975
                                                        ----------  ----------
    Total liabilities and stockholders' equity........  $1,825,038  $2,212,271
                                                        ==========  ==========


          See accompanying notes to the combined financial statements.

                            PIEDMONT DIALYSIS, INC.
                              PERALTA RENAL CENTER
                (A CALIFORNIA PROFESSIONAL MEDICAL CORPORATION)

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                                                            SIX MONTHS ENDED
                                              YEAR ENDED        JUNE 30,
                                             DECEMBER 31, ----------------------
                                                 1995        1995        1996
                                             ------------ ----------  ----------
Net operating revenues......................  $6,954,031  $3,288,910  $3,864,930
                                              ----------  ----------  ----------
Operating expenses:
  Facilities................................   5,627,193   2,697,040   3,034,536
  General and administrative................     803,289     405,370     405,461
  Depreciation and amortization.............     157,886      60,612      43,812
                                              ----------  ----------  ----------
    Total operating expenses................   6,588,368   3,163,022   3,483,809
                                              ----------  ----------  ----------
Income from operations......................     365,663     125,888     381,121
Interest expense, net.......................     (17,051)     (3,248)      2,166
                                              ----------  ----------  ----------
Net income..................................     348,612     122,640     383,287
Retained earnings, at beginning of period...     669,076     669,076     887,688
Distributions to stockholders...............    (130,000)    (80,000)
                                              ----------  ----------  ----------
Retained earnings, at end of period.........  $  887,688  $  711,716  $1,270,975
                                              ==========  ==========  ==========


          See accompanying notes to the combined financial statements.

                            PIEDMONT DIALYSIS, INC.
                              PERALTA RENAL CENTER
                (A CALIFORNIA PROFESSIONAL MEDICAL CORPORATION)

                        COMBINED STATEMENT OF CASH FLOWS

                                                            SIX MONTHS ENDED
                                               YEAR ENDED       JUNE 30,
                                              DECEMBER 31, -------------------
                                                  1995       1995       1996
                                              ------------ ---------  --------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................   $ 348,612   $ 122,640  $383,287
Adjustments to reconcile net income to cash
 provided by operating activities:
  Depreciation and amortization.............     157,886      60,612    43,812
  Changes in operating assets and
   liabilities:
    Accounts receivable.....................    (229,685)    (51,548)   82,412
    Inventories.............................     (55,364)    (24,750)  (48,172)
    Other assets............................         800         800    (4,300)
    Accounts payable........................      67,498      14,294    17,644
    Accrued employee compensation and other
     benefits...............................      18,320     104,822    10,167
                                               ---------   ---------  --------
      Net cash provided by operating
       activities...........................     308,067     226,870   484,850
                                               ---------   ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......     (25,653)    (25,653)      --
                                               ---------   ---------  --------
      Net cash used by investing activities.     (25,653)    (25,653)      --
                                               ---------   ---------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes payable to stockholder..    (100,983)    (55,930)  (23,865)
  Distributions to stockholders.............    (130,000)    (80,000)      --
                                               ---------   ---------  --------
      Net cash used by financing activities.    (230,983)   (135,930)  (23,865)
                                               ---------   ---------  --------
Net increase in cash and equivalents........      51,431      65,287   460,985
Cash and equivalents at beginning of period.     115,630     115,630   167,061
                                               ---------   ---------  --------
Cash and equivalents at end of period.......   $ 167,061   $ 180,917  $628,046
                                               =========   =========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid for interest......................   $  20,265   $   4,069  $    442
                                               =========   =========  ========


          See accompanying notes to the combined financial statements.

                            PIEDMONT DIALYSIS, INC.
                             PERALTA RENAL CENTER
                (A CALIFORNIA PROFESSIONAL MEDICAL CORPORATION)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Piedmont Dialysis, Inc. ("Piedmont") and Peralta Renal Center, a California Professional Medical Corporation ("Peralta"), collectively referred to as "the Companies," were organized to operate kidney dialysis centers and to provide related medical services in and around Oakland, California. Piedmont and Peralta each have one free standing facility. Piedmont also has a contact to provide services to patients of one hospital in the Oakland area.

  Effective August 1, 1996, Total Renal Care, Inc. ("TRC"), a wholly owned subsidiary of Total Renal Care Holdings, Inc. ("TRCH"), which operates kidney dialysis facilities throughout the country, purchased an 80% interest in the assets and liabilities of the Companies as discussed in Note 6.

BASIS OF PRESENTATION

  The combined financial statements include the accounts of Piedmont and Peralta. The Companies' financial statements are combined as a result of common ownership interests. However, each company is a separate legal entity. All significant intercompany transactions and balances have been eliminated in combination.

OPERATING REVENUES AND ACCOUNTS RECEIVABLE ALLOWANCES

  Revenues are recognized when services and related products are provided to patients in need of ongoing life sustaining kidney dialysis treatment. Operating revenues consist primarily of dialysis and ancillary fees from patient treatments. These amounts are reported at the amounts expected to be realized from governmental and third-party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in provision for doubtful accounts as a component of operating expenses in the statement of income.

  Medicare and Medicaid programs funded by the U.S. Government generally reimburse the Companies under prospective payment systems at amounts different from the Companies' established private rates. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by Federal and state agencies. The Companies bill nongovernment third-party payors at established private rates. The Companies have contracts for the provision of dialysis services to members of certain managed care organizations.

  The Companies provide credit, in the normal course of business, to patients from (i) the federal and state governments under the Medicare and Medicaid programs representing approximately 76% of their dialysis revenue in 1995, and
(ii) private pay payors including insurance companies, private carriers and other third-party payors.

  Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Companies. Furthermore, management adjusts reserves associated with these receivables as necessary.

CASH AND EQUIVALENTS

  For the purpose of reporting cash flows, cash and equivalents include cash on hand and other cash equivalents having an initial maturity of three months or less.

                            PIEDMONT DIALYSIS, INC.
                             PERALTA RENAL CENTER
                (A CALIFORNIA PROFESSIONAL MEDICAL CORPORATION)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


INVENTORIES

  Inventories are stated at the lower of cost (first-in first-out) or market and consist principally of drugs and dialysis related supplies.

PROPERTY AND EQUIPMENT

  Property and equipment are carried at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is recognized on the straight line method over the estimated useful lives of the assets as follows:

   ASSET                                                                 LIFE
   -----                                                              ----------
   Medical equipment................................................. 5-7 years
   Furniture, fixtures and office equipment.......................... 5-7 years
   Leasehold improvements............................................ 5-14 years

OTHER LIABILITIES

  Reimbursements in excess of realizable billings have been reported as other liabilities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial instruments primarily consist of cash, receivables, payables, and debt obligations. The carrying value of these financial instruments approximated fair value at December 31, 1995.

INCOME TAXES

  The Companies are incorporated under Subchapter S (Sub-S) of the Internal Revenue Code and are not subject to tax at the corporate level for Federal and state income taxes because the owners include their corresponding income or loss in their respective federal and state income tax returns.

STOCKHOLDERS' EQUITY

  Retained earnings represent undistributed earnings of the Companies, which are all Sub-S corporations.

  Common stock comprises the following:

  Peralta Renal Center--no par value, 100,000 shares authorized; 200 shares issued and outstanding; and

  Piedmont Dialysis, Inc.--no par value, 1,000 shares authorized; 100 shares issued and outstanding.

MANAGEMENT ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. One of the most difficult in terms of accurate estimation relates to the allowance for doubtful receivables. Actual amounts could differ from estimated amounts.

                            PIEDMONT DIALYSIS, INC.
                             PERALTA RENAL CENTER
                (A CALIFORNIA PROFESSIONAL MEDICAL CORPORATION)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


2. PROPERTY AND EQUIPMENT

  Property and equipment comprise the following:

   Medical equipment............................................... $   806,486
   Furniture, fixtures and office equipment........................     102,386
   Leasehold improvements..........................................     521,269
                                                                    -----------
                                                                      1,430,141
   Less: accumulated depreciation and amortization.................  (1,050,407)
                                                                    -----------
                                                                    $   379,734
                                                                    ===========

3. LEASES

  The Piedmont facility is leased under an operating lease expiring April 30, 1999. The lease agreement covers a period of five years and provides a renewal option for one additional five year term. The Peralta facility is leased under an operating lease expiring February 16, 1997. This lease agreement also covers a period of five years but does not provide a renewal option.

  Future minimum lease payments under this lease are as follows:

   Years ending December 31:
     1996............................................................. $166,748
     1997.............................................................  139,602
     1998.............................................................  137,663
     1999.............................................................   46,754
                                                                       --------
                                                                       $490,767
                                                                       ========

  Rental expense under all operating leases amounted to $170,600 for 1995.

4. RETIREMENT PROGRAMS

  The Companies have a 401(k) defined contribution plan which is available to all employees meeting certain eligibility requirements. Under the plan, employees can elect to defer a portion of their salaries. The Companies do not match any portion of the participants' contributions. However, the Companies have an option to make profit sharing contributions to the plan each fiscal year. No matching contributions were made by the Companies during 1995.

5. RELATED PARTY TRANSACTIONS

  Peralta is indebted under a secured note payable from one of its stockholders in the principal amount of $135,000, which bears an annual interest rate of 8.0%. The loan was entered into during October 1993 and beginning November 1, 1993 payments were due the first of every month for 30 months. As of December 31, 1995, the net balance outstanding on the note is $23,865.

  Piedmont is indebted under an unsecured demand note payable from one of its stockholders in the amount of $145,000. The agreement stipulates a 10% monthly interest payment.

                            PIEDMONT DIALYSIS, INC.
                             PERALTA RENAL CENTER
                (A CALIFORNIA PROFESSIONAL MEDICAL CORPORATION)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


6. SUBSEQUENT EVENT

  Effective June 1, 1996, the Companies entered into an Interim Operating Services Agreement whereby TRC agreed to provide the Companies with purchasing services, financial services, and other operating services. The Interim Operating Services Agreement remained in effect for a two month period ceasing August 1, 1996. TRC received a fee equal to 80% of the operating income of the Companies for the effective period. In addition, effective July 31, 1996, the Companies entered into a General Partnership Agreement with TRC who will act as general partner with the Companies retaining a 20% minority interest in the partnership. Furthermore, effective August 1, 1996, the Companies' stockholders entered into an Asset Purchase Agreement to sell 80% of the assets, excluding cash, of the Companies to TRC. Effective August 1, 1996, the Partnerships entered into a Management Services Agreement with TRC. The Management Services Agreement provides TRC with control over the management functions of the Partnerships.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Total Renal Care Holdings, Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of income and partners' equity and of cash flows present fairly, in all material respects, the financial position of Houston Kidney Center (a Texas general partnership), Northwest Kidney Center, LLP, North Houston Kidney Center, LLP and Houston Kidney Center--Southeast, LLP (collectively, the Centers) at December 31, 1995 and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Centers' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Houston, Texas
September 6, 1996

                             HOUSTON KIDNEY CENTER
                         (A TEXAS GENERAL PARTNERSHIP)
                          NORTHWEST KIDNEY CENTER, LLP
                        NORTH HOUSTON KIDNEY CENTER, LLP
                     HOUSTON KIDNEY CENTER--SOUTHEAST, LLP

                             COMBINED BALANCE SHEET


                                                        DECEMBER 31,  JUNE 30,
                                                            1995        1996
                                                        ------------ -----------
                                                                     (UNAUDITED)
                        ASSETS
Current assets:
  Cash.................................................  $  348,956  $  838,930
  Accounts receivable, net of allowance for doubtful
   accounts of $289,900 and $335,992 (unaudited),
   respectively........................................   1,701,246   1,514,005
  Inventories..........................................     127,222     143,156
  Other assets.........................................      34,067      19,560
                                                         ----------  ----------
    Total current assets...............................   2,211,491   2,515,651
Property and equipment, net............................     545,340     514,820
Other assets...........................................      10,185       9,883
                                                         ----------  ----------
    Total assets.......................................  $2,767,016  $3,040,354
                                                         ==========  ==========
           LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities.............  $  208,391  $  258,116
  Current portion of notes payable.....................     102,000     373,785
  Notes payable to partners............................     155,000     155,000
  Accrued employee compensation and benefits...........     348,743     186,655
                                                         ----------  ----------
    Total current liabilities..........................     814,134     973,556
Notes payable..........................................     895,642     403,480
                                                         ----------  ----------
    Total liabilities..................................   1,709,776   1,377,036
Partners' equity.......................................   1,057,240   1,663,318
                                                         ----------  ----------
    Total liabilities and partners' equity.............  $2,767,016  $3,040,354
                                                         ==========  ==========


         The accompanying notes are an integral part of this statement.

                             HOUSTON KIDNEY CENTER
                         (A TEXAS GENERAL PARTNERSHIP)
                          NORTHWEST KIDNEY CENTER, LLP
                        NORTH HOUSTON KIDNEY CENTER, LLP
                     HOUSTON KIDNEY CENTER--SOUTHEAST, LLP

               COMBINED STATEMENT OF INCOME AND PARTNERS' EQUITY


                                                           SIX MONTHS ENDED
                                             YEAR ENDED        JUNE 30,
                                            DECEMBER 31, ----------------------
                                                1995        1995        1996
                                            ------------ ----------  ----------
                                                              (UNAUDITED)
Net operating revenues.....................  $7,975,817  $3,666,722  $4,851,309
                                             ----------  ----------  ----------
Operating expenses:
  Facilities...............................   5,480,773   2,535,054   3,412,961
  General and administrative...............     547,435     226,907     239,567
  Provision for doubtful accounts..........     512,462     402,738     244,238
  Depreciation and amortization............     221,863      80,251      75,703
  Interest expense.........................      91,455      37,908      29,762
                                             ----------  ----------  ----------
    Total operating expenses...............   6,853,988   3,282,858   4,002,231
                                             ----------  ----------  ----------
Net income.................................   1,121,829     383,864     849,078
Partners' equity, beginning of period......     582,411     582,411   1,057,240
Distributions to partners..................    (647,000)   (196,000)   (243,000)
                                             ----------  ----------  ----------
Partners' equity, end of period............  $1,057,240  $  770,275  $1,663,318
                                             ==========  ==========  ==========




         The accompanying notes are an integral part of this statement.

                             HOUSTON KIDNEY CENTER
                         (A TEXAS GENERAL PARTNERSHIP)
                          NORTHWEST KIDNEY CENTER, LLP
                        NORTH HOUSTON KIDNEY CENTER, LLP
                     HOUSTON KIDNEY CENTER--SOUTHEAST, LLP

                        COMBINED STATEMENT OF CASH FLOWS

                                                           SIX MONTHS ENDED
                                              YEAR ENDED       JUNE 30,
                                             DECEMBER 31, --------------------
                                                 1995       1995       1996
                                             ------------ ---------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................  $1,121,829  $ 383,864  $ 849,078
  Adjustments to reconcile net income to
   cash provided by operating activities:
    Depreciation and amortization...........     221,863     80,251     75,703
    Loss on sale of equipment...............       5,216
  Changes in operating assets and
   liabilities:
    Accounts receivable, net................    (727,683)  (241,969)   187,241
    Inventories.............................     (49,352)        (2)   (15,934)
    Other current assets....................      (2,963)   (22,901)    14,507
    Accounts payable and accrued
     liabilities............................      19,326     75,941     49,725
    Accrued employee compensation and
     benefits...............................      92,128        (81)  (162,088)
                                              ----------  ---------  ---------
      Net cash provided by operating
       activities...........................     680,364    275,103    998,232
                                              ----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......     (71,266)   (19,002)   (44,880)
  Proceeds from sale of property and
   equipment................................       4,000
                                              ----------  ---------  ---------
    Net cash used by investing activities...     (67,266)   (19,002)   (44,880)
                                              ----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of partner notes
   payable..................................     155,000
  Proceeds from issuance of notes payable...     260,276    344,295    307,000
  Payments on notes payable.................     (83,366)  (197,222)  (527,378)
  Distributions to partners.................    (647,000)  (196,000)  (243,000)
                                              ----------  ---------  ---------
    Net cash used by financing activities...    (315,090)   (48,927)  (463,378)
                                              ----------  ---------  ---------
Net increase in cash........................     298,008    207,174    489,974
Cash at beginning of period.................      50,948     50,948    348,956
                                              ----------  ---------  ---------
Cash at end of period.......................  $  348,956  $ 258,122  $ 838,930
                                              ==========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFOR-
 MATION:
  Cash paid for interest....................  $   84,536  $  37,908  $  29,762
                                              ==========  =========  =========


         The accompanying notes are an integral part of this statement.

                             HOUSTON KIDNEY CENTER
                         (A TEXAS GENERAL PARTNERSHIP)
                         NORTHWEST KIDNEY CENTER, LLP
                       NORTH HOUSTON KIDNEY CENTER, LLP
                     HOUSTON KIDNEY CENTER--SOUTHEAST, LLP

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Houston Kidney Center ("HKC"), a Texas general partnership, Northwest Kidney Center, LLP ("NKC"), North Houston Kidney Center, LLP ("NHKC") and Houston Kidney Center-Southeast, LLP ("HKCSE") (collectively, "the Centers") provide kidney dialysis and related medical services in Houston, Texas.

  Effective July 1, 1996, Total Renal Care Holdings, Inc. ("TRCH"), which operates kidney dialysis facilities throughout the country acquired control of the partnerships from the partners, as discussed in Note 6.

BASIS OF PRESENTATION

  The combined financial statements include the accounts of Houston Kidney Center, a Texas general partnership, Northwest Kidney Center, LLP, North Houston Kidney Center, LLP and Houston Kidney Center--Southeast, LLP. The Centers' financial statements are combined as a result of common ownership. However, each of the four partnerships are separate legal entities. All significant intercompany transactions and balances have been eliminated in combination.

REVENUE RECOGNITION AND CREDIT RISK

  Revenues, consisting primarily of dialysis and ancillary fees, are recognized when services and related products are provided to patients in need of ongoing, life sustaining kidney dialysis treatment. These amounts are reported at the amounts expected to be realized from governmental and third-party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in the provision for doubtful accounts as a component of operating expenses.

  Medicare and Medicaid programs, funded by the U.S. Government and state government, respectively, generally reimburse the Centers under prospective payment systems at amounts different from the Centers' established private rates. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by Federal and state agencies. The Centers bill nongovernment third-party payors at established private rates. The Centers have contracts for the provision of dialysis services to members of certain managed care organizations.

  During 1995, the Centers received approximately 80% of their dialysis revenues from Medicare and Medicaid reimbursement programs. Medicare customarily pays approximately 80% of Government established rates for services provided by the Centers. The remaining 20% is paid by the State of Texas Medicaid programs, private insurance companies, or directly by the patients receiving the services. The State of Texas Medicaid program provides coverage as primary payor for dialysis services in certain instances. At December 31, 1995, approximately 35% of the accounts receivable balance was due from the Medicare and Medicaid programs.

  Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Centers. Furthermore, management adjusts its reserves associated with these receivables as necessary.

                             HOUSTON KIDNEY CENTER
                         (A TEXAS GENERAL PARTNERSHIP)
                         NORTHWEST KIDNEY CENTER, LLP
                       NORTH HOUSTON KIDNEY CENTER, LLP
                     HOUSTON KIDNEY CENTER--SOUTHEAST, LLP

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


CASH AND CASH EQUIVALENTS

  For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and other cash equivalents having an initial maturity of three months or less.

INVENTORIES

  Inventories are stated at the lower of cost (first-in first-out) or market and consist principally of drugs and dialysis related supplies.

PROPERTY AND EQUIPMENT

  Property and equipment are carried at cost. Maintenance and repairs are charged to expense as incurred. Depreciation for leasehold improvements and other property and equipment is recognized on the straight line and double declining balance methods, respectively, over the estimated useful lives of the assets as follows:

   ASSET                                                                 LIFE
   -----                                                               ---------
   Medical and office equipment....................................... 3-5 years
   Furniture and fixtures.............................................  7 years
   Leasehold improvements............................................. 10 years

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial instruments primarily consist of cash, receivables, payables, and debt obligations. Due to this current nature or market interest rates, management believes that the carrying value of these financial instruments approximated fair value at December 31, 1995.

INCOME TAXES

  The Centers are partnerships which are pass through entities for income tax reporting purposes and, accordingly, earnings are not subject to federal and state income taxes because the partners include the Centers' income or loss in their respective federal and state income tax returns.

MANAGEMENT ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from estimated amounts.

                             HOUSTON KIDNEY CENTER
                         (A TEXAS GENERAL PARTNERSHIP)
                          NORTHWEST KIDNEY CENTER, LLP
                        NORTH HOUSTON KIDNEY CENTER, LLP
                     HOUSTON KIDNEY CENTER--SOUTHEAST, LLP

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


2. PROPERTY AND EQUIPMENT

  Property and equipment comprise the following:

   Medical equipment................................................ $  831,122
   Furniture, fixtures and office equipment.........................    241,881
   Automobiles......................................................      3,599
   Leasehold improvements...........................................    363,609
                                                                     ----------
                                                                      1,440,211
   Less: accumulated depreciation and amortization..................   (894,871)
                                                                     ----------
                                                                     $  545,340
                                                                     ==========

3. NOTES PAYABLE

  Long-term obligations consist of the following:

   Term note payable to bank, bearing interest at one-half percent over prime (8.5% at December 31, 1995), due in monthly principal payments of $6,826 through April 1, 1999).......................  $ 242,102
   Term note payable to bank, bearing interest at one percent over prime (8.5% at December 31, 1995), due in monthly principal
    payments of $5,304 through January 15, 2000.....................    215,627
   Revolving line of credit payable to bank, bearing interest at one half percent over prime (8.5% at December 31, 1995), due in
    total at June 1, 1997...........................................    200,000
   Revolving line of credit payable to bank, bearing interest at one percent over prime (8.5% at December 31, 1995), due in total in
    May 1, 1997.....................................................    115,913
   Revolving line of credit payable to bank, bearing interest at one-half percent over prime (8.5% at December 31, 1995), due in
    total at June 1, 1997...........................................    125,000
   Revolving line of credit payable to bank, bearing interest at one percent over prime (8.5% at December 31, 1995), due in July
    1997............................................................     99,000
                                                                      ---------
                                                                        997,642
   Less: current maturities.........................................   (102,000)
                                                                      ---------
                                                                      $ 895,642
                                                                      =========

  Future maturities of notes payable are as follows:

   Year ending December 31,
     1996.............................................................. $102,000
     1997..............................................................  865,496
     1998..............................................................  130,996
     1999..............................................................   94,761
     Thereafter........................................................      616

                             HOUSTON KIDNEY CENTER
                         (A TEXAS GENERAL PARTNERSHIP)
                         NORTHWEST KIDNEY CENTER, LLP
                       NORTH HOUSTON KIDNEY CENTER, LLP
                     HOUSTON KIDNEY CENTER--SOUTHEAST, LLP

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


4. LEASES

  Operating leases for the facilities expire between 1997 and 2002. The lease agreements cover periods of 5 to 8.5 years and provide renewal options for one to three additional one-year terms.

  The Centers also lease 24 dialysis machines. The leases are for 48 months each and expire between July 1998 and April 1999.

  Future minimum lease payments under noncancelable operating leases are as follows:

   Years ending December 31,
     1996........................................................... $  356,200
     1997...........................................................    321,708
     1998...........................................................    214,861
     1999...........................................................     99,099
     2000...........................................................     50,625
     Thereafter.....................................................     66,825
                                                                     ----------
                                                                     $1,109,318
                                                                     ==========

  Rental expense under all operating leases amounted to $257,000 for 1995.

5. RELATED PARTY TRANSACTIONS

  In 1995, certain partners loaned $155,000 to the Centers. The loans bear interest at 9.5% and are payable upon demand. Accrued interest on the loans at December 31, 1995 was $6,919.

6. SUBSEQUENT EVENT

  Effective July 1, 1996, the Centers entered into an Interim Operating Services Agreement whereby Total Renal Care, Inc. (TRC) agreed to provide the Centers with purchasing services, financial services, and other operating services. The Interim Operating Services Agreement remained in effect for a one month period ceasing July 31, 1996. TRC received a fee equal to 80% of the operating income of the Companies for the effective period.

  Effective July 1, 1996, the Centers' partners, pursuant to a Partners Interest, Purchase and Sale Agreement, caused the Centers to contribute all of their respective assets and certain liabilities to Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership (New Partnership), in exchange for all of the general and limited partner interests in the New Partnership and simultaneously distributed all of the general and limited partnership interest to the Centers' partners. In addition, effective July 31, 1996, the Centers' partners consummated an agreement to sell a one-percent interest as the sole general partner of the New Partnership to TRC and an aggregate of seventy-nine percent interest as a limited partner in the New Partnership to TRC West, Inc. TRC and TRC West, Inc. are subsidiaries of Total Renal Care Holdings, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Total Renal Care Holdings, Inc.

  In our opinion, the accompanying combined balance sheet and the related combined statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Bertha Sirk Dialysis Center, Inc. and Greenspring Dialysis Center, Inc. (collectively "the Companies") at December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
September 6, 1996

                       BERTHA SIRK DIALYSIS CENTER, INC.
                       GREENSPRING DIALYSIS CENTER, INC.

                             COMBINED BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1995        1996
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets
  Cash................................................  $   19,026  $  153,039
  Accounts receivable, net of allowance for doubtful
   accounts of $134,912 and $154,312 (unaudited),
   respectively.......................................     935,428     920,581
  Inventories.........................................      74,648      57,882
  Prepaid expenses....................................      37,237      63,943
  Other current assets................................       9,417      18,581
                                                        ----------  ----------
      Total current assets............................   1,075,756   1,214,026
Property and equipment, net...........................     516,919     885,951
Other non-current assets..............................       2,510       2,657
                                                        ----------  ----------
      Total assets....................................  $1,595,185  $2,102,634
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable....................................  $  106,691  $  284,597
  Accrued expenses....................................     162,256     132,300
  Current maturities of long term debt and lease
   obligations........................................      61,965     182,487
  Due to officer......................................     109,022      47,877
  Other liabilities...................................      27,144      45,305
                                                        ----------  ----------
      Total current liabilities.......................     467,078     692,566
Note payable to officer...............................     123,000     310,332
Other non-current liabilities.........................       1,940
Stockholders' equity
  Common stock........................................       1,000       1,000
  Retained earnings...................................   1,002,167   1,098,736
                                                        ----------  ----------
    Total stockholders' equity........................   1,003,167   1,099,736
                                                        ----------  ----------
      Total liabilities and stockholders' equity......  $1,595,185  $2,102,634
                                                        ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                       BERTHA SIRK DIALYSIS CENTER, INC.
                       GREENSPRING DIALYSIS CENTER, INC.

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS


                                                           SIX MONTHS ENDED
                                             YEAR ENDED        JUNE 30,
                                            DECEMBER 31, ----------------------
                                                1995        1995        1996
                                            ------------ ----------  ----------
                                                              (UNAUDITED)
Net operating revenues.....................  $5,088,160  $2,449,888  $2,674,571
                                             ----------  ----------  ----------
Operating expenses
  Facilities...............................   3,671,716   1,736,651   2,001,042
  General and administrative...............     769,672     373,121     487,759
  Provision for doubtful accounts..........      39,602                  19,400
  Depreciation and amortization............     112,205      51,377      64,119
                                             ----------  ----------  ----------
    Total operating expenses...............   4,593,195   2,161,149   2,572,320
                                             ----------  ----------  ----------
Income from operations.....................     494,965     288,739     102,251
Other income...............................       8,993       3,228       5,495
Interest expense...........................     (54,253)    (21,839)    (11,177)
                                             ----------  ----------  ----------
Net income.................................     449,705     270,128      96,569
Retained earnings at beginning of period...     552,462     552,462   1,002,167
                                             ----------  ----------  ----------
Retained earnings at end of period.........  $1,002,167  $  822,590  $1,098,736
                                             ==========  ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                       BERTHA SIRK DIALYSIS CENTER, INC.
                       GREENSPRING DIALYSIS CENTER, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                           SIX MONTHS ENDED
                                              YEAR ENDED       JUNE 30,
                                             DECEMBER 31, --------------------
                                                 1995       1995       1996
                                             ------------ ---------  ---------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...............................   $ 449,705   $ 270,128  $  96,569
Adjustments to reconcile net income to cash
 provided by operating activities:
  Depreciation and amortization............     112,205      51,377     64,119
  Changes in operating assets and
   liabilities:
    Accounts receivable....................       6,789     145,548     14,847
    Inventories............................     (25,530)      5,419     16,766
    Prepaid expenses.......................     (19,114)      6,485    (26,706)
    Other assets...........................      (8,191)     (4,838)     8,850
    Accounts payable.......................    (190,036)    (93,228)   177,906
    Accrued employee compensation and other
     benefits..............................      18,954     (43,988)   (30,256)
                                              ---------   ---------  ---------
      Net cash provided by operating
       activities..........................     344,782     336,903    322,095
                                              ---------   ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment......     (49,769)    (11,026)  (432,846)
                                              ---------   ---------  ---------
      Net cash used by investing
       activities..........................     (49,769)    (11,026)  (432,846)
                                              ---------   ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on notes payable to officer.....    (246,963)   (141,420)
  Payments on leases and other notes.......     (57,542)    (23,459)   (67,945)
  Proceeds from issuance of notes payable
   to officer..............................                            157,764
  Proceeds from issuance of other notes....                            154,945
                                              ---------   ---------  ---------
      Net cash used by financing
       activities..........................    (304,505)   (164,879)   244,764
                                              ---------   ---------  ---------
Net decrease in cash.......................      (9,492)    160,998    134,013
Cash at beginning of period................      28,518      28,518     19,026
                                              ---------   ---------  ---------
Cash at end of period......................   $  19,026   $ 189,516  $ 153,039
                                              =========   =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Cash paid for interest.....................   $  20,265   $  21,839  $  11,177
                                              =========   =========  =========


   The accompanying notes are an integral part of these financial statements.

                       BERTHA SIRK DIALYSIS CENTER, INC.
                       GREENSPRING DIALYSIS CENTER, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Bertha Sirk Dialysis Center, Inc. ("Bertha Sirk") and Greenspring Dialysis Center, Inc. ("Greenspring"), collectively referred to as "the Companies," were organized to operate kidney dialysis centers and to provide related medical services in and around Baltimore, Maryland. Bertha Sirk has one free standing facility while Greenspring operates at a local hospital. Bertha Sirk also contracts with two hospitals to perform acute dialysis treatments to admitted patients.

  Effective July, 1996, Total Renal Care, Inc. ("TRC"), which operates kidney dialysis facilities throughout the country, purchased assets and liabilities of the Companies as discussed in Note 7. TRC is a wholly owned subsidiary of Total Renal Care Holdings , Inc. ("TRCH").

BASIS OF PRESENTATION

  The accompanying combined financial statements are prepared using the accrual basis of accounting in accordance with generally accepted accounting principles.

  The combined financial statements include the accounts of Bertha Sirk and Greenspring due to common ownership of both entities. All significant intercompany transactions and balances have been eliminated in the combination.

OPERATING REVENUES AND ACCOUNTS RECEIVABLE ALLOWANCES

  Revenues are recognized when services and related products are provided to patients in need of on-going life sustaining kidney dialysis treatment. Operating revenues consist primarily of dialysis and ancillary fees from patient treatments. These amounts are reported at the amounts expected to be realized from governmental and third-party payors, patients and others for services provided. Receivables which are deemed uncollectible are reflected in the provision for doubtful accounts as a component of operating expenses in the statement of income.

  Medicare and Medicaid programs funded by the U.S. Government generally reimburse the Companies under prospective payment systems at amounts different from the Companies' established private rates. Revenues under these programs are generally recognized at prospective rates which are subject to periodic adjustment by Federal and state agencies. The Companies bill nongovernment third-party payors at established private rates. The Companies have contracts for the provision of dialysis services to members of certain managed care organizations.

  The Companies provide credit, in the normal course of business, to patients from (i) the federal and state governments under the Medicare and Medicaid programs representing approximately 60% of their dialysis revenue and net accounts receivable in fiscal year 1995, respectively, and (ii) private pay payors including insurance companies, private carriers and other third-party payors.

  Management does not believe that there are any significant credit risks associated with receivables from governmental agencies. The remaining net receivable balance consists of receivables from various payors, subject to differing economic conditions, and are not believed to represent any concentrated credit risks to the Companies. Furthermore, management adjusts reserves associated with these receivables as necessary.

CASH AND CASH EQUIVALENTS

  For the purpose of reporting cash flows, cash and cash equivalents include cash on hand and other cash equivalents having an initial maturity of three months or less.

                       BERTHA SIRK DIALYSIS CENTER, INC.
                       GREENSPRING DIALYSIS CENTER, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


INVENTORIES

  Inventories are stated at the lower of cost (first-in first-out) or market and consist principally of drugs and dialysis related supplies.

PROPERTY AND EQUIPMENT

  Property and equipment are carried at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is recognized on the straight-line (mid-year convention) method over the estimated useful lives (or lesser of the lease terms or useful lives for leasehold improvements) of the assets as follows:

             ASSET                                                      LIFE
             -----                                                    ---------
   Medical equipment................................................. 5-7 years
   Furniture, fixtures and office equipment.......................... 5-7 years
   Leasehold improvements............................................  various

OTHER LIABILITIES

  Reimbursements in excess of realizable billings have been reported as other liabilities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Financial instruments primarily consist of cash, receivables, payables, and debt obligations. The carrying value of these financial instruments approximated fair value at December 31, 1995.

INCOME TAXES

  The Companies are incorporated under Subchapter S (Sub-S) of the Internal Revenue Code and are not subject to tax at the corporate level for Federal and state income taxes because the owners include their corresponding income or loss in their respective federal and state income tax returns.

STOCKHOLDERS' EQUITY

  Retained earnings represent undistributed earnings of the Companies, which are all Sub-S corporations.

  Common stock comprises the following:

  Bertha Sirk--$1 par value, 100,000 shares authorized; 500 shares issued and outstanding; and

  Greenspring--$1 par value, 100,000 shares authorized; 500 shares issued and outstanding

MANAGEMENT ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. One of the most difficult in terms of accurate estimation relates to the allowance for doubtful receivables. Actual amounts could differ from estimated amounts.

                       BERTHA SIRK DIALYSIS CENTER, INC.
                       GREENSPRING DIALYSIS CENTER, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


2. PROPERTY AND EQUIPMENT

  Property and equipment comprise the following:

   Medical equipment................................................. $ 635,654
   Furniture, fixtures and office equipment..........................    95,854
   Leasehold improvements............................................   176,783
                                                                      ---------
     Total property and equipment....................................   908,291
   Less: accumulated depreciation and amortization...................  (391,372)
                                                                      ---------
     Net............................................................. $ 516,919
                                                                      =========

3. LEASES

  The Greenspring Facility is leased under two operating leases which expire on August 31, 2000 and February 28, 2003. Both lease agreements cover a period of seven years and provide a renewal option for one additional five year term. The Bertha Sirk facility is leased under two operating leases which both expire on January 31, 1998. One lease has a term of five years and the other has a term of seven years and both provide a renewal option for one additional five year term.

  Future minimum lease payments under these leases are as follows:

   Years ending December 31:
     1996............................................................. $135,890
     1997.............................................................  152,341
     1998.............................................................  156,568
     1999.............................................................  165,479
     2000.............................................................  158,194
                                                                       --------
                                                                       $768,472
                                                                       ========

  Rental expense under all operating leases amounted to $127,374 for 1995.

  The Companies have approximately $92,000 of capitalized leased medical equipment recorded in property, plant and equipment. Accumulated amortization of $67,000 on this equipment is included in accumulated depreciation. The lease expires on January 1, 1997.

  Future minimum lease payments under this lease are as follows:

   Years ended December 31:
     1996............................................................... $20,965
     1997...............................................................   1,940
                                                                         -------
                                                                         $22,905
                                                                         =======

4. UNUSED BANK CREDIT FACILITIES

  As of December 31, 1995 the Companies have unused revolving note facilities of $140,000 and $100,000 for Greenspring and Bertha Sirk, respectively. The interest rate for both notes is the prime rate plus one percentage point and the notes are secured by assets of the Companies. As of July 11, 1996, both notes were cancelled.

                       BERTHA SIRK DIALYSIS CENTER, INC.
                       GREENSPRING DIALYSIS CENTER, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


5. RETIREMENT PROGRAMS

  The Companies have a 401(k) defined contribution plan which is available to all employees meeting certain eligibility requirements. Under the plan, employees can elect to defer of up to 10% of their salaries. The Companies match 50% up to 3% of the employees salary. The Companies have an option to make profit sharing contributions to the plan each fiscal year. Matching and profit sharing contributions of approximately $40,000 were accrued by the Companies during 1995.

6. RELATED PARTY TRANSACTIONS

  As of December 31, 1995, Greenspring owes its President $164,000 in the form of a note payable, which bears an annual interest rate of 10.75%. The loan was entered into in May of 1994 and the first of 60 monthly payments was in January of 1995. The note matures on January 1, 2000.

  As of December 31, 1995, Bertha Sirk owes its President $39,971 in the form of a note payable. The note was entered into in 1994, bears interest at 5.7% and has no due date. Payments are made upon demand from the President.

  As of December 31, 1995, Greenspring owes its President $69,051 in the form of a note payable. The note has no stated interest rate and no due date. Payments are made upon demand from the President.

7. SUBSEQUENT EVENTS

  Effective June 1, 1996, the Companies entered into an Interim Operating Management Agreement (the "Management Agreement") whereby TRCH agreed to provide the Companies with management, consulting and advisory services with respect to personnel, operational policies, equipment and improvements, billing, bookkeeping, accounting, funds management and other advice as agreed between TRCH and the Companies. The Management Agreement remained in effect until the date that TRCH acquired substantially all of the Companies' assets. TRCH received a fee equal to the operating income of the Companies for the period the Management Agreement was in effect. In addition, in July, 1996, the stockholders of the Companies entered into an Asset Purchase Agreement ("Purchase Agreement") to sell all of the assets (except cash), properties, and rights of the Companies to Total Renal Care, Inc. (TRC). Under the Purchase Agreement, TRC did not assume, and is not liable for, any debt, obligations, or liabilities of the Companies incurred prior to the Management Agreement.

                        TOTAL RENAL CARE HOLDINGS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1996
                                 (IN THOUSANDS)

                                                       OTHER
                                                      COMBINED
                         THE COMPANY      DEBT      ACQUISITIONS  PRO FORMA
                         (HISTORICAL) RETIREMENT(e) (HISTORICAL) ADJUSTMENTS       COMBINED
                         ------------ ------------- ------------ -----------       --------
Cash and cash
 equivalents............   $ 39,969     $(28,499)     $ 2,295     $(16,486)(a)
                                                                    (1,830)(b)
                                                                     4,551 (f)
Accounts receivable,
 net....................     82,375                     8,485       (1,734)(b)     $ 89,126
Other current assets....      9,075                       724          (73)(b)        9,726
                           --------     --------      -------     --------         --------
  Total current assets..    131,419      (28,499)      11,504      (15,572)          98,852
Property and equipment,
 net....................     44,456                     4,954         (302)(b)       49,108
Intangible assets, net..    111,611       (1,866)         821       57,784 (a)      168,350
Other assets............      3,560                       259          (77)(b)        3,742
                           --------     --------      -------     --------         --------
                           $291,046     $(30,365)     $17,538     $ 41,833         $320,052
                           ========     ========      =======     ========         ========
Current liabilities.....   $ 23,366     $ (5,139)     $ 4,276     $ (1,197)(b)     $ 25,857
                                                                     4,551 (f)
Long-term debt..........     59,101      (17,503)       3,207       (3,207)(b)       90,578
                                                                    48,980 (a)
Other long-term
 liabilities............        523                        25          (25)(b)          523
Minority interest.......      4,541                       --           931 (c)        5,472
Common stock............         26                       472         (472)(d)           26
Additional paid-in
 capital................    234,369                     1,283          547 (a)(d)   236,199
Notes receivable from
 stockholders...........     (2,727)                      --           --            (2,727)
Retained earnings
 (deficit)..............    (28,153)      (7,723)       8,275       (8,275)(d)      (35,876)
                           --------     --------      -------     --------         --------
                           $291,046     $(30,365)     $17,538     $ 41,833         $320,052
                           ========     ========      =======     ========         ========

                        TOTAL RENAL CARE HOLDINGS, INC.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

1. BASIS OF PRESENTATION

  The Unaudited Pro Forma Combined Balance sheet of Total Renal Care Holdings, Inc. as of June 30, 1996 gives effect to the acquisition of the Insignificant Acquisitions, in each case as if such acquisitions were consummated on June 30, 1996. The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired, liabilities assumed and common stock issued. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein.

2. PRO FORMA ADJUSTMENTS

  (a) To record the Insignificant Acquisitions as follows (in thousands):

   Purchase price...................................................... $67,296
   Net book value of assets acquired...................................   9,512
                                                                        -------
   Purchase price allocated to intangible assets....................... $57,784
                                                                        =======

  The purchase prices of the Insignificant Acquisitions were paid with cash of $16,486,000, borrowings of $48,980,000 and common stock of Total Renal Care Holdings, Inc. valued at $1,830,000.

  (b) To reflect assets and liabilities not acquired by the Company.

  (c) The Company purchased a less than 100% interest in five partnerships which are consolidated for financial reporting purposes. This entry is to record the minority interest in such partnerships.

  (d) To eliminate the equity of the acquired businesses.

  (e) To reflect the repurchase of $27.4 million in debt for $28.4 million and the completion of a tender offer pursuant to which the Company purchased its remaining 12% Senior Subordinated Discount Notes for $40.1 million, $40.0 million of which was financed using the senior credit facility. These repurchases resulted in an extraordinary loss of $7.7 million.

  (f) To reclassify book overdraft to current liabilities.

                        TOTAL RENAL CARE HOLDINGS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                         SIX MONTHS ENDED JUNE 30, 1996
                                 (IN THOUSANDS)

                                                                    SOUTH
                                                      CAREMARK     CAROLINA
                         THE COMPANY                 FACILITIES   FACILITIES
                           6 MONTHS                   2 MONTHS     2 MONTHS
                            ENDED                      ENDED        ENDED        OTHER
                           JUNE 30,                 FEBRUARY 28, FEBRUARY 28,   COMBINED
                             1996         DEBT          1996         1996     ACQUISITIONS  PRO FORMA
                         (HISTORICAL) RETIREMENT(a) (HISTORICAL) (HISTORICAL) (HISTORICAL) ADJUSTMENTS   COMBINED
                         ------------ ------------- ------------ ------------ ------------ -----------   --------
Net operating revenues..   $114,820                    $7,805       $1,133      $26,415      $  (797)(b) $149,376
Operating expenses......     93,713                     8,250        1,055       22,786        2,429 (c)  128,233
                           --------                    ------       ------      -------      -------     --------
Operating income........     21,107                      (445)          78        3,629       (3,226)      21,143
Interest expense, net...      2,537       $(536)          127           (1)         127         (253)(d)    4,167
                                                                                               2,166 (e)
                           --------       -----        ------       ------      -------      -------     --------
Income before income
 taxes, minority
 interests and
 extraordinary item.....     18,570         536          (572)          79        3,502       (5,139)      16,976
Income taxes............      7,151                      (232)                       26         (408)(f)    6,537
                           --------       -----        ------       ------      -------      -------     --------
Income before minority
 interest and
 extraordinary item.....     11,419         536          (340)          79        3,476       (4,731)      10,439
Minority interest in
 income of consolidated
 subsidiaries...........      1,417                                                              233 (g)    1,650
                           --------       -----        ------       ------      -------      -------     --------
Income before
 extraordinary item.....   $ 10,002       $ 536        $ (340)      $   79      $ 3,476      $(4,964)    $  8,789
                           ========       =====        ======       ======      =======      =======     ========
Income per share before
 extraordinary item.....   $   0.40                                                                      $   0.34
                           ========                                                                      ========
Weighted average number
 of common shares and
 equivalents
 outstanding............     24,837                                                              728 (h)   25,565
                           ========                                                          =======     ========

                        TOTAL RENAL CARE HOLDINGS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                      SEVEN MONTHS ENDED DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                                   SOUTH
                                                            MIAMI      SOUTHWEST     CAREMARK     CAROLINA
                  THE COMPANY                             FACILITIES   FACILITIES   FACILITIES   FACILITIES
                    7 MONTHS                               1 MONTH      6 MONTHS     7 MONTHS     7 MONTHS
                     ENDED                                  ENDED        ENDED        ENDED        ENDED        OTHER
                  DECEMBER 31,   INITIAL                   JUNE 30,   NOVEMBER 30, DECEMBER 31, DECEMBER 31,   COMBINED
                      1995       PUBLIC        DEBT          1995         1995         1995         1995     ACQUISITIONS
                  (HISTORICAL) OFFERING(i) RETIREMENT(j) (HISTORICAL) (HISTORICAL) (HISTORICAL) (HISTORICAL) (HISTORICAL)
                  ------------ ----------- ------------- ------------ ------------ ------------ ------------ ------------
Net operating
 revenues.......    $89,711                                  $526        $2,224      $27,340       $3,957      $37,255
Operating
 expenses.......     71,245      $   (64)                     449         2,071       29,657        3,682       32,324
                    -------      -------                     ----        ------      -------       ------      -------
Operating
 income.........     18,466           64                       77           153       (2,317)         275        4,931
Interest
 expense, net...      5,584       (2,505)      $(587)         --             41          452          --           256
                    -------      -------       -----         ----        ------      -------       ------      -------
Income before
 income taxes,
 minority
 interests and
 extraordinary
 item...........     12,882        2,569         587           77           112       (2,769)         275        4,675
Income taxes....      4,631        1,028         --           --            --        (1,140)         --            87
                    -------      -------       -----         ----        ------      -------       ------      -------
Income before
 minority
 interest and
 extraordinary
 item...........      8,251        1,541         587           77           112       (1,629)         275        4,588
Minority
 interest in
 income of
 consolidated
 subsidiaries...      1,784          --          --           --            --           --           --           --
                    -------      -------       -----         ----        ------      -------       ------      -------
Income before
 extraordinary
 item...........    $ 6,467      $ 1,541       $ 587         $ 77        $  112      $(1,629)      $  275      $ 4,588
                    =======      =======       =====         ====        ======      =======       ======      =======
Income per share
 before
 extraordinary
 item...........    $  0.36
                    =======
Weighted average
 number of
 common shares
 and equivalents
 outstanding....     17,824
                    =======
                   PRO FORMA
                  ADJUSTMENTS   COMBINED
                  ------------- --------
Net operating
 revenues.......    $  (351)(b) $160,662
Operating
 expenses.......      4,478 (c)  143,842
                  ---------     --------
Operating
 income.........     (4,829)      16,820
Interest
 expense, net...       (628)(d)    5,256
                      2,643 (e)
                  ---------     --------
Income before
 income taxes,
 minority
 interests and
 extraordinary
 item...........     (6,844)      11,564
Income taxes....       (214)(f)    4,392
                  ---------     --------
Income before
 minority
 interest and
 extraordinary
 item...........     (6,630)       7,172
Minority
 interest in
 income of
 consolidated
 subsidiaries...        190 (g)    1,974
                  ---------     --------
Income before
 extraordinary
 item...........  $  (6,820)    $  5,198
                  =========     ========
Income per share
 before
 extraordinary
 item...........                $   0.19
                                ========
Weighted average
 number of
 common shares
 and equivalents
 outstanding....      9,654 (k)   27,478
                  =========     ========

                        TOTAL RENAL CARE HOLDINGS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                            YEAR ENDED MAY 31, 1995
                                 (IN THOUSANDS)

                                                                                                                  SOUTH
                                                                          CHICAGO       MIAMI       CAREMARK     CAROLINA
                                                                         FACILITIES   FACILITIES   FACILITIES   FACILITIES
                  THE COMPANY                                            11 MONTHS    12 MONTHS    12 MONTHS    12 MONTHS
                   YEAR ENDED                                              ENDED        ENDED        ENDED        ENDED
                    MAY 31,      AUGUST 1,      INITIAL                  APRIL 30,     MAY 31,      MAY 31,      MAY 31,
                      1995          1994        PUBLIC        DEBT          1995         1995         1995         1995
                  (HISTORICAL) TRANSACTION(l) OFFERING(m) RETIREMENT(n) (HISTORICAL) (HISTORICAL) (HISTORICAL) (HISTORICAL)
                  ------------ -------------- ----------- ------------- ------------ ------------ ------------ ------------
Net operating
 revenues.......    $ 98,968                                              $ 9,691      $ 6,311      $ 45,599     $ 6,306
Operating
 expenses.......      81,809      $   772       $  (100)                    8,587        5,385        45,456       5,746
                    --------      -------       -------                   -------      -------      --------     -------
Operating
 income.........      17,159         (772)          100                     1,104          926           143         560
Interest
 expense, net...       7,203        1,811        (3,141)     $(1,116)          28          --            866         --
                    --------      -------       -------      -------      -------      -------      --------     -------
Income before
 income taxes,
 minority
 interests and
 extraordinary
 item...........       9,956       (2,583)        3,241        1,116        1,076          926          (723)        560
Income taxes....       3,511       (1,032)        1,329                       115                       (298)
                    --------      -------       -------      -------      -------      -------      --------     -------
Income before
 minority
 interest and
 extraordinary
 item...........       6,445       (1,551)        1,912        1,116          961          926          (425)        560
Minority
 interest in
 income of
 consolidated
 subsidiaries...       1,593
                    --------      -------       -------      -------      -------      -------      --------     -------
Income before
 extraordinary
 item...........    $  4,852      $(1,551)      $ 1,912      $ 1,116      $   961      $   926      $   (425)    $   560
                    ========      =======       =======      =======      =======      =======      ========     =======
Income per share
 before
 extraordinary
 item...........    $   0.22
                    ========
Weighted average
 number of
 common shares
 and equivalents
 outstanding....      15,316
                    ========
                     OTHER
                    COMBINED
                  ACQUISITIONS  PRO FORMA
                  (HISTORICAL) ADJUSTMENTS    COMBINED
                  ------------ -------------- ---------
Net operating
 revenues.......    $ 71,902    $    (209)(b) $ 238,568
Operating
 expenses.......      65,955        9,129 (c)   222,739
                    --------    ---------     ---------
Operating
 income.........       5,947       (9,338)       15,829
Interest
 expense, net...         534       (1,159)(d)     9,249
                                    4,223 (e)
                    --------    ---------     ---------
Income before
 income taxes,
 minority
 interests and
 extraordinary
 item...........       5,413      (12,402)        6,580
Income taxes....         120       (1,425)(f)     2,320
                    --------    ---------     ---------
Income before
 minority
 interest and
 extraordinary
 item...........       5,293      (10,977)        4,260
Minority
 interest in
 income of
 consolidated
 subsidiaries...                      161 (g)     1,754
                    --------    ---------     ---------
Income before
 extraordinary
 item...........    $  5,293    $ (11,138)    $   2,506
                    ========    =========     =========
Income per share
 before
 extraordinary
 item...........                              $    0.09
                                              =========
Weighted average
 number of
 common shares
 and equivalents
 outstanding....                   11,404(o)     26,720
                                =========     =========

                        TOTAL RENAL CARE HOLDINGS, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME

1. BASIS OF PRESENTATION

  The Unaudited Pro Forma Combined Statement of Income for the six months ended June 30, 1996 gives effect of the acquisition by the Company of the Nephrology Services Business of Caremark International Inc. on March 15, 1996 (the "Caremark Facilities"), two facilities located in South Carolina on March 15, 1996 (the "South Carolina Facilities") and individually insignificant acquisitions consummated during the period January 1, 1996 through September 30, 1996, and individually insignificant acquisitions which were probable as of October 18, 1996, in each case as if such acquisitions were consummated on January 1, 1996. The Unaudited Pro Forma Combined Statement of Income for the six months ended June 30, 1996 also gives effect to the retirement of all outstanding Senior Subordinated Discount Notes in July and September 1996 (the "Debt Retirement") as if it occurred on January 1, 1996.

  The Unaudited Pro Forma Combined Statement of Income for the seven months ended December 31, 1995 gives effect to the acquisition by the Company of three facilities located in the Miami area on July 17, 1995 (the "Miami Facilities"), two facilities located in Texas on December 1, 1995 (the "Southwest Facilities"), the Caremark Facilities, the South Carolina Facilities and individually insignificant acquisitions consummated during the period June 1, 1995 through September 30, 1996, and individually insignificant acquisitions which were probable as of October 18, 1996, in each case as if such acquisitions were consummated on June 1, 1995. The Unaudited Pro Forma Combined Statement of Income for the seven months ended December 31, 1995 also gives effect to the Company's initial public offering on October 30, 1995 (the "Initial Public Offering"), the Company's secondary offering on April 3, 1996 (the "Secondary Offering") and the Debt Retirement as if such transactions occurred on June 1, 1995.

  The Unaudited Pro Forma Combined Statement of Income for the fiscal year ended May 31, 1995 gives effect to the acquisition by the Company of five facilities located in the Chicago area on May 1, 1995 (the "Chicago Facilities"), the Miami Facilities, the Caremark Facilities, the South Carolina Facilities and individually insignificant acquisitions consummated during the period June 1, 1994 through September 30, 1996, and individually insignificant acquisitions which were probable as of October 18, 1996, in each case as if such acquisitions were consummated on June 1, 1994. The Southwest Facilities, which commenced operations in April 1995, had de minimis operations during the twelve months ended May 31, 1995 and, therefore, are not included in the Unaudited Pro Forma Combined Statement of Income for the fiscal year ended May 31, 1995. The Unaudited Pro Forma Combined Statement of Income for the fiscal year ended May 31, 1995 also gives effect to the sale by Tenet Healthcare Corporation of approximately 75% of its ownership interest in the Company to DLJ Merchant Banking Partners, L.P. and certain of its affiliates in August 1994 (the "August 1994 Transaction"), the Initial Public Offering, the Secondary Offering and the Debt Retirement as if such transactions occurred on June 1, 1994.

  The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired, liabilities assumed and common stock issued. The actual adjustments, which will be based on valuations of fair value as of the date of acquisition, may differ from those made herein.

  Net income per common share data and weighted average number of shares and equivalents outstanding for the six months ended June 30, 1996, for the seven months ended December 31, 1995 and for the fiscal year ended May 31, 1995 assume that any shares issued in connection with the acquisitions were outstanding from January 1, 1996 and June 1, 1995 and 1994, respectively.

2. PRO FORMA ADJUSTMENTS

  (a) To reflect the Debt Retirement as if it occurred on January 1, 1996 by recording the pro forma effect of the reduction in interest expense assuming the Debt Retirement described in note (e) in the notes to the Unaudited Pro Forma Combined Balance Sheet offset by interest income foregone.

                        TOTAL RENAL CARE HOLDINGS, INC.

  (b) To eliminate management fees earned by the combined entities.

  (c) To amortize goodwill, non-compete agreements and patient charts resulting from the acquisitions on a straight-line basis over 25, 10 or 5 years, respectively.

  (d) To eliminate interest expense on borrowings not assumed by the Company.

  (e) To record interest expense resulting from acquisitions funded in whole or in part by borrowings from the senior credit facility.

  (f) To record income tax effects related to the pro forma adjustments.

  (g) To record the minority interest income from five partnerships acquired (see note (c) to the Unaudited Pro Forma Combined Balance Sheet).

  (h) Income per share and weighted average number of common shares and equivalents outstanding assume 62,000 shares and share equivalents issued to purchase the individually insignificant acquisitions were outstanding for the entire six-month period ended June 30, 1996.

  Income per share and weighted average number of common shares and equivalents outstanding also assume that shares issued in the Secondary Offering to the extent that cash generated from such shares were used to purchase facilities and were outstanding from January 1, 1996 to the date of the Secondary Offering as follows:

   Caremark Facilities................................................ 1,741,000
   All other acquisitions.............................................   926,000

  (i) To reflect the Initial Public Offering and subsequent use of proceeds to redeem subordinated debt as if it occurred on June 1, 1995. Specifically, to reduce interest expense assuming paydown of a portion of the 12% senior subordinated debt and amounts outstanding under the line of credit. On December 7, 1995 the Company redeemed 35% of the accreted value of the 12% senior subordinated debt equaling $28,749,000 at a redemption premium of 111% for a redemption price of $31,912,000. An extraordinary loss of $2,555,000 (net of income tax effect) resulted from this transaction which is not included on the Unaudited Pro Forma Combined Statement of Income. The additional reduction in interest expense incurred under the line of credit assumes that cash generated by the stock offering was used to purchase all facilities acquired and that the line of credit was not drawn for these acquisitions.

  (j) To reflect the Debt Retirement as if it occurred on June 1, 1995. See note (e) to the Unaudited Pro Forma Combined Balance Sheet.

  (k) Income per share and weighted average number of common shares and equivalents outstanding assume the following shares and share equivalents issued to purchase facilities were outstanding for the entire seven month period ended December 31, 1995:

   Miami Facilities..................................................... 333,000
   Southwest Facilities.................................................  35,000
   All other acquisitions............................................... 471,000

  Income per share and weighted average number of common shares and equivalents outstanding also assume that shares issued in the Initial Public Offering and Secondary Offering to the extent that cash generated from

                        TOTAL RENAL CARE HOLDINGS, INC.

such shares (instead of the senior credit facility) would have been used to purchase facilities were outstanding from June 1, 1995 to the date of the Initial Public Offering or December 31, 1995, respectively, as follows:

   Chicago Facilities.................................................   505,000
   Miami Facilities...................................................   345,000
   South Carolina Facilities..........................................   803,000
   Caremark Facilities................................................ 1,741,000
   All other acquisitions............................................. 2,630,000

  Income per share and weighted average number of common shares and equivalents also assume that 2,233,000 shares issued in the Initial Public Offering to redeem the 12% senior subordinated debt were outstanding from June 1, 1995 to the date of the Initial Public Offering.

  (l) To reflect the August 1994 Transaction as if it occurred on June 1, 1994. Specifically, to reflect an increase in general and administrative expenses ($625,000) for estimated incremental costs of the Company as a stand-alone entity, increases in interest expense ($1,811,000), amortization expenses ($105,000) and bank fees ($42,000) related to the issuance of the 12% senior subordinated debt, and a corresponding decrease in income taxes ($1,032,000) for the tax effect of the pro forma adjustments.

  (m) To reflect the Initial Public Offering and subsequent use of proceeds to redeem subordinated debt as if it occurred on June 1, 1994. See note (j) above.

  (n) To reflect the Debt Retirement as if it occurred on June 1, 1994. See note (e) in the notes to the Unaudited Pro Forma Combined Balance Sheet.

  (o) Income per share in the audited financial statements for the year ended May 31, 1995 was computed as if the August 1994 Transaction had occurred on June 1, 1994. Income per common share and weighted average numbered of common shares and equivalents outstanding computed using such assumptions were $0.22 and 15,316,000, respectively.

  Income per share and weighted average number of common shares and equivalents outstanding assume the following shares and share equivalents issued to purchase facilities were outstanding for the entire year:

   Chicago Facilities.................................................   515,000
   Miami Facilities...................................................   333,000
   All other acquisitions............................................. 1,029,000

  Income per share and weighted average number of common shares and equivalents outstanding also assume that shares issued in the Initial Public Offering and Secondary Offering to the extent that cash generated from such shares (instead of the senior credit facility) would have been used to purchase facilities were outstanding for the entire year as follows:

   Chicago Facilities.................................................   707,000
   Miami Facilities...................................................   483,000
   South Carolina Facilities..........................................   803,000
   Caremark Facilities................................................ 1,741,000
   All other acquisitions............................................. 2,991,000

  Income per share and weighted average number of common shares and equivalents also assume that 2,233,000 shares issued in the Initial Public Offering to redeem the 12% senior subordinated debt were outstanding for the entire period.